MPG

15 February 2014

To: Elsa Esculier

Subject: **Appointment as CEO For NRC**

Dear Ms Elsa,

We are pleased to appoint you as the Chief Executive Officer (CEO) for Natural Resources Corporation (NRC) effective 15 February 2014.

M-Power Food Industries Pte Ltd will be acquired by Natural Resources Corporation for going public in the U.S.

The detailed terms and conditions of your appointment will be finalized after the approval by the Security and Exchange Commission (SEC) of Registration Statement (S1).

Thank you.

Mr Perry Esculier
Managing Director
for M-Power Food Industries Pte Ltd

Elsa Esculier

M-POWER FOOD INDUSTRIES PTE LTD
A MEMBER OF M-POWER GROUP
76 Playfair Road, #03-06 LHK2 Building, Singapore 367996
Tel: +65 6287 5955 Fax: +65 6287 3933 Website: www.mpowergroup.com
Registration No. 200106752G